Exhibit 99.906 CERT

certification

Wendy Wang, Principal Executive Officer/President, and Sam Singh, Principal Financial Officer/Treasurer of Northern Lights Fund Trust IV (the “Registrant”), each certify to the best of his/her knowledge that:

1. The Registrant’s periodic report on Form N-CSR for the period ended June 30, 2024 (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer/President Northern Lights Fund Trust IV	Principal Financial Officer/Treasurer Northern Lights Fund Trust IV

/s/ Wendy Wang	/s/ Sam Singh
Wendy Wang	Sam Singh

Date:	9/5/24	Date:	9/5/24

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Northern Lights Fund Trust IV and will be retained by the Northern Lights Fund Trust IV and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.